UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 6, 2019

PRESSBURG, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-32720	83-1984112
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

14701 Hertz Quail Springs Pkwy

Oklahoma City, OK 73134

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (405) 896-8050

Roan Resources, Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.001 per share	ROAN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

As further described under Item 5.03 below, effective at 8:25 a.m. (Central Time) on December 6, 2019 (the “Conversion Effective Time”), the registrant, Roan Resources, Inc., a Delaware corporation, converted into a Delaware limited liability company named “Pressburg, LLC” (the “Conversion”). References herein to “Roan,” “Pressburg” or the “Company” refer to Roan Resources, Inc. prior to the Conversion and to Pressburg, LLC following the Conversion.

Item. 1.01	Entry into a Material Definitive Agreement

In connection with the Merger (as defined below), Citizen Energy Operating, LLC (“Parent” or the “Borrower”) and Citizen Energy Holdings, LLC (“CEH”) entered into a credit agreement (the “Credit Agreement”) on December 6, 2019 with JPMorgan Chase Bank, N.A., as administrative agent, an issuing bank and a swingline lender; the lenders party thereto; and JPMorgan Chase Bank, N.A., BMO Capital Market Corp., TD Securities (USA) LLC and BofA Securities, Inc., as joint lead arrangers and joint lead bookrunners, pursuant to which the lenders have agreed to provide initial aggregate commitments in the amount of $725.0 million. The lenders are not obligated to make any loans to the Borrower, and none of the covenants, representations and warranties or events of default will be effective, and no collateral or guarantees will be provided, until the satisfaction of certain conditions, including the Merger and the termination of the Roan Credit Agreements (as defined below) described in Item 1.02 below. The date on which such funding conditions are satisfied (or waived) is referred to in the Credit Agreement as the “Initial Funding Date.”

Parent’s obligations under the Credit Agreement will be, as of the Initial Funding Date, (i) guaranteed by Parent, the Company and certain other material subsidiaries of the Borrower (collectively, the “Loan Parties”) and (ii) secured, subject to customary permitted liens and other agreed-upon exceptions, by a perfected security interest in all assets of the Credit Parties (including 85% of the PV-9 (as defined in the Credit Agreement) of the Oil and Gas Properties (as defined in the Credit Agreement) of the Loan Parties), except for certain customary excluded assets.

Borrowings under the Credit Agreement may be used to pay costs, fees and expenses in connection with the Merger and associated transactions, to make payments in respect of the Merger and for capital expenditures, working capital and other general corporate purposes. Pursuant to the terms of the Credit Agreement, after the Initial Funding Date, the Borrower may, subject to the satisfaction of certain conditions, obtain up to $35 million of letters of credit and up to $30 million of swingline loans under the Credit Agreement, depending, in each case, on the amount outstanding under the facility.

The Credit Agreement has an initial term of five years after the Initial Funding Date.

Parent may terminate, in whole or in part, the unused portion of the credit facility commitments under the Credit Agreement at any time during the term of the Credit Agreement. Once terminated, a commitment may not be reinstated.

Borrowings under the facility bear interest, at Parent’s option, at either (i) the sum of Adjusted LIBO Rate (as defined in the Credit Agreement), plus a margin ranging between 2.00% to 3.00%, depending on Parent’s borrowing base Utilization Percentage (as defined in the Credit Agreement), or (ii) the sum of the Alternate Base Rate (as defined in the Credit Agreement), plus a margin ranging between 1.00% to 2.00%, depending on Parent’s borrowing base Utilization Percentage (as defined in the Credit Agreement). In addition, Parent shall pay a commitment fee based upon Parent’s borrowing base Utilization Percentage.

The Credit Agreement contains customary affirmative and negative covenants (each with customary exceptions), including limitations to Loan Parties’ ability to engage in transactions with affiliates, incur liens, engage in certain fundamental changes, incur debt, change the nature of its business, and use the proceeds of any borrowing or letter of credit for certain purposes, including a covenant restricting Parent’s Consolidated Total Leverage Ratio (as defined in the Credit Agreement) to not greater than 3.5 to 1.00 and a covenant requiring Parent to maintain a minimum Current Ratio (as defined in the Credit Agreement) of 1.00 to 1.00. Borrowings under the Credit Agreement are subject to acceleration upon the occurrence of events of default that Parent considers usual and customary for an agreement of this type.

The foregoing descriptions of the Credit Facility does not purport to be complete and is subject to, and qualified in its entirety by the full text of such document, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item. 1.02	Termination of a Material Definitive Agreement

In connection with the Merger (as defined below), on December 6, 2019, the Company repaid all of its outstanding obligations in respect of principal, interest and fees under (i) the Credit Agreement, dated September 5, 2017, by and among Roan Resources LLC, the banks, financial institutions and other lending institutions from time to time parties as lenders thereto, Citibank, N.A., as administrative agent and as a letter of credit issuer, and each other letter of credit issuer from time to time party thereto, as amended, restated, supplemented or otherwise modified from time to time and (ii) the Credit Agreement, dated June 27, 2019, by and among the Company, the financial institutions and other lending institutions or investors from time to time parties as lenders thereto and Cortland Capital Market Services LLC, as administrative agent, as amended, restated, supplemented or otherwise modified from time to time (the “Roan Credit Agreements”), and terminated the Roan Credit Agreements.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 6, 2019, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 1, 2019, by and among Parent, Citizen Energy Pressburg Inc. (“Merger Sub”) and the Company, the Company completed its previously announced merger whereby Merger Sub merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent.

At the effective time of the Merger on December 6, 2019 (the “Effective Time”), each share of the Company’s Class A common stock, $0.001 par value per share (the “Company common stock”), issued and outstanding immediately prior to the Effective Time was cancelled and automatically converted into the right to receive $1.52 in cash, without interest (the “Merger Consideration”), other than (i) shares that were held in the treasury of the Company or owned of record by any wholly owned subsidiary of the Company, (ii) shares owned of record by Parent or any of its wholly owned subsidiaries and (iii) shares held by stockholders who did not vote in favor of or consent to the adoption of the Merger Agreement and who properly demanded appraisal of such shares and complied in all respects with all the provisions of the Delaware General Corporation Law concerning the right of holders of shares to require appraisal (collectively, the “Cancelled Shares and Dissenting Shares”). Effective as of the Effective Time, (a) all outstanding and unvested Company restricted stock units, other than those held by Richard A. Gideon, became fully vested and non-forfeitable and were cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the number of Company restricted stock units subject to such award multiplied by (ii) the Merger Consideration and (b) all outstanding and unvested Company performance share units were cancelled without consideration.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on October 1, 2019, and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent applicable, the information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.03	Material Modification to Rights of Security Holders.

To the extent applicable, the information set forth under Item 2.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Change in Control of Registrant

To the extent applicable, the information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements to Certain Officers.

In connection with the Merger, the board of directors of the Company adopted resolutions to terminate the Company’s Amended and Restated Management Incentive Plan and any other employee or director stock plan pursuant to which any restricted stock unit, performance share unit or other equity compensation award is outstanding (the “Company Stock Plans”), effective as of the Effective Time. From and after the Effective Time, no equity awards or other rights with respect to Company common stock will be granted or be outstanding under the Company Stock Plans.

In connection with the Merger, at the Effective Time, Richard A. Gideon, Joseph A. Mills, Matthew Bonanno, Evan Lederman, John V. Lovoi, Paul B. Loyd Jr., Michael Raleigh, Andrew Taylor and Anthony Tripodo resigned as directors of the Company. The decision of each of Messrs. Gideon, Mills, Bonanno, Lederman, Lovoi, Loyd Jr., Raleigh, Taylor and Tripodo to resign as directors of the Company was not the result of any disagreement with the Company on any matter relating to the operations, internal controls, policies or practices of the Company, and was solely as a result of the Merger. In connection with the consummation of the Merger and as contemplated by the Merger Agreement, from and after the Effective Time, the Board of Directors of the Company (the “Board”) was reconstituted such that Gregory A. Augsburger, Robert J. Woodard, James R. Woods, James Bush and James Levy were appointed as the directors of the Company.The Board also decreased the size of the Board from nine to five directors.

Effective as of the Effective Time, Mr. Gideon was terminated as Chief Executive Officer of the Company.

Gregory A. Augsburger was selected by the Board to succeed Mr. Gideon as Chief Executive Officer of the Company effective as of the Effective Time. There is no arrangement or understanding between Mr. Augsburger and any other person pursuant to which Mr. Augsburger was elected as Chief Executive Officer. Except as described herein, there are no existing or currently proposed transactions to which the Company or any of its subsidiaries is a party and in which Mr. Augsburger has a direct or indirect material interest. There are no family relationships between Mr. Augsburger and any of the directors or officers of the Company or any of its subsidiaries..

Mr. Augsburger, 33, has served as the Chief Executive Officer of the Citizen Energy companies since co-founding the firm with his partners in 2012. Mr. Augsburger has also served as head of the Geology department of the Citizen Energy companies since 2012. Prior to his employment by Citizen Energy, Mr. Augsburger was employed by Apache Corporation as a Geologist. Mr. Augsburger has spent his career exploring and producing oil and gas in the Anadarko Basin, located in the Mid-Continent of the Onshore US E&P industry.

As a result of the Conversion, the business and affairs of the Company will be overseen by CEH, in its capacity as the sole member of Parent, in its capacity as the sole member of the Company. The officers of the Company immediately prior to the Conversion Effective Time will be the officers of the Company at the Conversion Effective Time.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 6, 2019, the Company filed a Certificate of Merger (the “Merger Certificate”) with the Secretary of State of the State of Delaware (the “DE Secretary of State”) to effect the Merger. Pursuant to the terms of the Merger Agreement, the certificate of incorporation and bylaws of the Company were amended and restated in their entirety, effective as of the Effective Time. Copies of the Merger Certificate and the Company’s amended and restated certificate of incorporation and amended and restated bylaws are included as Exhibits 3.1, 3.2 and 3.3 hereto, respectively.

Also on December 6, 2019, to implement the Conversion, the Company filed with the DE Secretary of State the Certificate of Conversion and the Certificate of Formation.

At the Conversion Effective Time, the Company converted from a Delaware corporation to a Delaware limited liability company pursuant to the Certificate of Conversion and the Certificate of Formation and the Limited Liability Company Agreement of the Company became effective.

The foregoing description of the Certificate of Conversion, the Certificate of Formation and the Limited Liability Company Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreements, copies of which are filed as Exhibits 3.4, 3.5 and 3.6 to this Current Report on Form 8-K, respectively, and are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1*	Agreement and Plan of Merger, dated as of October 1, 2019, by and among Citizen Energy Operating, LLC, Citizen Energy Pressburg Inc. and Roan Resources, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of the Company filed with the SEC on October 1, 2019).

3.1	Certificate of Merger of Citizen Energy Pressburg Inc. into Roan Resources, Inc., effective as of December 6, 2019.

3.2	Third Amended and Restated Certificate of Incorporation of Roan Resources, Inc.

3.3	Third Amended and Restated Bylaws of Roan Resources, Inc.

3.4	Certificate of Conversion of Roan Resources, Inc. into Pressburg, LLC, effective as of December 6, 2019.

3.5	Certificate of Formation of Pressburg, LLC, dated December 6, 2019.

3.6	Limited Liability Company Agreement of Pressburg, LLC, dated December 6, 2019.

10.1	Credit Agreement, dated as of December 6, 2019, by and among Citizen Energy Operating, LLC, as borrower; Citizen Energy Holdings, LLC, as holdings; JPMorgan Chase Bank, N.A., as administrative agent, an issuing bank and a swingline lender; the lenders party thereto; and JPMorgan Chase Bank, N.A., BMO Capital Market Corp., TD Securities (USA) LLC and BofA Securities, Inc., as joint lead arrangers and joint lead bookrunners.

*	The schedules to this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESSBURG, LLC

By:	/s/ Tim Helms
Name:	Tim Helms
Title:	Executive Vice President

Date: December 6, 2019